UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 27, 2015

TPG Specialty Lending, Inc.

(Exact name of registrant as specified in charter)

Delaware	001-36364	27-3380000
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

301 Commerce Street, Suite 3300 Fort Worth, TX	76102
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (817) 871-4000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 – Entry into a Material Definitive Agreement

On March 27, 2015, TPG SL SPV, LLC, a Delaware limited liability company and wholly owned subsidiary of TPG Specialty Lending, Inc. (the “Company”), further amended and restated its credit and security agreement among TPG SL SPV, LLC, as Borrower, the lenders from time to time parties thereto (each, a “Lender,” and collectively, the “Lenders”), Natixis, New York Branch, as Facility Agent, and State Street Bank and Trust Company, as Collateral Agent (as amended and restated, the “Second Amended and Restated Credit Agreement”). The Second Amended and Restated Credit Agreement became effective on March 27, 2015.

The Second Amended and Restated Credit Agreement, among other things, reduced the pricing applicable to loans from LIBOR Lenders and syndicated a portion of the outstanding loan previously held by affiliates of Natixis to two new Lenders.

The foregoing description is only a summary of certain of the provisions of the Second Amended and Restated Credit Agreement and is qualified in its entirety by the underlying agreement, filed as Exhibit 10.1 hereto and incorporated by reference herein.

Item 2.03 – Creation of a Direct Financial Obligation

The information set forth under Item 1.01 above is incorporated by reference into this Item 2.03.

Item 9.01 – Financial Statements and Exhibits

(d)	Exhibits:

Exhibit Number	Description

10.1	Second Amended and Restated Credit and Security Agreement, dated as of March 27, 2015, among TPG SL SPV, LLC, as Borrower, the Lenders from Time to Time Parties Thereto, Natixis, New York Branch, as Facility Agent and State Street Bank and Trust Company, as Collateral Agent

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TPG SPECIALTY LENDING, INC.
(Registrant)

Date: March 30, 2015	By:	/s/ Alan Kirshenbaum
Alan Kirshenbaum
Chief Financial Officer